SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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       (as permitted by Rule 14a-6(e)(2))
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       Section 240.14a-12

     Laboratory Corporation of America Holdings
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   (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[  ]Check box if any part of the fee is offset as provided by Exchange Act
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Notes:
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This information contains forward-looking statements which are subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payors. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect the Company's financial results is included in the Company's Form 10-K for the year ended December 31, 2001 and subsequent filings.

Security holders of Dynacare Inc. are urged to read the proxy statement regarding the proposed Plan of Arrangement when it is finalized and distributed to security holders because it will contain important information for making an informed decision. The definitive proxy statement will be filed with the U.S. Securities and Exchange Commission the ("SEC") by Dynacare, and security holders may obtain a free copy of such proxy statement when it becomes available, and other documents filed with the SEC by Dynacare, at the SEC's website at www.sec.gov. The definitive proxy statement, when it becomes available, and other documents filed by Dynacare, may also be obtained free of charge by directing a request to Dynacare Inc., 14900 Landmark Boulevard, Suite 200, Dallas, Texas 75254, attention: Zbig S. Biskup, Executive Vice President and Chief Financial Officer and Secretary.

Dynacare and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of Dynacare in favor of the transaction. The directors and executive officers of Dynacare and their beneficial ownership of Dynacare common stock as of April 15, 2002 are set forth in the proxy statement for the 2002 annual meeting filed by Dynacare on April 30, 2002. LabCorp and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of Dynacare in favor of the transaction. The directors and executive officers of LabCorp are set forth in the proxy statement for the 2002 annual meeting filed by LabCorp on April 15, 2002. Security holders of Dynacare may obtain additional information regarding the interests of such participants by reading the definitive proxy statement when it becomes available.

KEY TRANSACTION FACTS:
----------------------

Purchase Price      -  $23.00 per share consisting of $11.50 cash
                       and 0.1164 shares of LabCorp common stock
                       (approx. 2.4 MM shares) per share of
                       Dynacare stock

EPS Accretive       -  2002 = $0.02 to $0.03
                    -  2003 = $0.20 to $0.25

Enterprise Value    -  $660 million

EBITDA Multiple     -  11.4x 2002 EBITDA without synergies
                    -  6.4x with peak synergies ($45 million
                       in 2004)

Conditions          -  Regulatory approval
                    -  Dynacare shareholder approval

Closing             -  Late Q2 or early Q3 2002

DYNACARE TRANSACTION SPECIFICS
------------------------------
Financing structure and assumptions:

 - LabCorp common stock - $240 million

 - Cash - $200 million

 - Bridge loan - $150 million

 - Borrowings under $300 million revolver - approximately $113 million

 - Pay off Dynacare's existing $195 million of senior unsecured notes, plus approximately
   $7 million call premium

PROFILE OF DYNACARE:
--------------------

 - Independent clinical laboratory offering services in certain regions of the U.S. and Canada

 - 24 primary laboratories, 2 esoteric, 115 rapid response labs and 302 patient service centers

 - Operates in 21 states in U.S. and in Canada

 - Offers more than 1,000 different tests

 - Current operations include four U.S. joint ventures with hospital partners

 - Dynacare has announced its plan to terminate two of the joint ventures during the second quarter of 2002

MAP OF DYNACARE LAB LOCATIONS
-----------------------------

DYNACARE FINANCIALS:
--------------------

 - Dynacare accounts for its financial statements using
   Canadian GAAP

 - The term "Adjusted EBITDA" is used for purposes of comparing Canadian and U.S. GAAP

 - Adjusted EBITDA under U.S. GAAP is being defined as EBITDA plus earnings from equity investments plus proportional D&A and interest expense from such equity investments

 - Ultimately, adjusted EBITDA under U.S. GAAP is very similar to EBITDA under Canadian GAAP

DYNACARE FINANCIALS:
--------------------
Dynacare Accounting Reconciliation - Income Statements
(US$ in millions except per share amounts)

                                            2001 Actuals under Differing GAAPs
                                            -----------------------------------
                                             Canadian       U.S.       Variance
                                            ----------    -------     ---------

Revenues                                     $ 402.4      $ 237.9      $(164.4)

EBITDA                                       $  52.9      $  14.3      $ (38.6)
  Plus: Earnings from equity investments         0.0         30.7         30.7
  Plus: JV depreciation and amortization         0.0          6.4          6.4
  Plus: JV interest expense                      0.0          0.5          0.5
                                              ------       ------       ------
Adjusted EBITDA                              $  52.9      $  51.8      $  (1.1)

EBIT                                         $  35.0      $   3.4      $ (31.6)
  Plus: Earnings from equity investments         0.0         30.7         30.7
  Plus: JV interest expense                      0.0          0.5          0.5
                                              ------       ------       ------
Adjusted EBIT                                $  35.0      $  34.6      $  (0.4)

Net earnings (loss)                          $  11.7      $  17.3      $   5.5
Earnings per share                           $  0.66      $  0.96      $  0.31


                                            2000 Actuals under Differing GAAPs
                                            -----------------------------------
                                             Canadian       U.S.       Variance
                                            ----------    -------     ---------

Revenues                                     $ 352.9      $ 203.9      $(149.0)

EBITDA                                       $  48.1      $  11.1      $ (37.0)
  Plus: Earnings from equity investments         0.0         29.6         29.6
  Plus: JV depreciation and amortization         0.0          5.5          5.5
  Plus: JV interest expense                      0.0          0.5          0.5
                                              ------       ------       ------
Adjusted EBITDA                              $  48.1      $  46.7      $  (1.4)

EBIT                                         $  31.5      $   0.7      $ (30.8)
  Plus: Earnings from equity investments         0.0         29.6         29.6
  Plus: JV interest expense                      0.0          0.5          0.5
                                              ------       ------       ------
Adjusted EBIT                                $  31.5      $  30.8      $  (0.7)

Net earnings (loss)                          $   6.0      $  (0.8)      $  (6.8)
Earnings per share                           $  0.46      $ (0.06)      $ (0.52)


                                            1999 Actuals under Differing GAAPs
                                            -----------------------------------
                                             Canadian       U.S.       Variance
                                            ----------    -------     ---------

Revenues                                     $ 272.7      $ 134.6      $(138.1)

EBITDA                                       $  43.0      $   5.8      $ (37.3)
  Plus: Earnings from equity investments         0.0         30.4         30.4
  Plus: JV depreciation and amortization         0.0          5.4          5.4
  Plus: JV interest expense                      0.0          0.7          0.7
                                              ------       ------       ------
Adjusted EBITDA                              $  43.0      $  42.2      $  (0.8)

EBIT                                         $  30.0      $  (1.2)     $ (31.2)
  Plus: Earnings from equity investments         0.0         30.4         30.4
  Plus: JV interest expense                      0.0          0.7          0.7
                                              ------       ------       ------
Adjusted EBIT                                $  30.0      $  29.9      $  (0.1)

Net earnings (loss)                          $   5.6      $   5.4      $  (0.3)
Earnings per share                           $  0.45      $  0.43      $ (0.02)


Key Accounting Methodology Differences:
 - Proportionate accounting for partnerships in Canadian GAAP versus equity method of accounting in U.S. GAAP
 - Reported revenues, EBITDA and EBIT in U.S. GAAP are lower than in Canadian
    GAAP
 - Adjusted EBITDA (EBITDA plus earnings from equity investments plus proportional D&A and interest from such investments) will track very closely to EBITDA under Canadian GAAP
 - Differences in accounting for pending changes in tax law (related to timing of recognition) can lead to differences at the net income line, as was the case in 2000 and 2001

Note: EBITDA and EBIT figures are before severance, relocation and other charges.

FINANCIAL IMPACT OF TRANSACTION:
--------------------------------

 - Expected incremental revenue:
   - 2002 - $145 to $155 million
   - 2003 - $300 to $320 million

 - Expected incremental adjusted EBITDA:
   - 2002 - $25 to $30 million
   - 2003 - $85 to $90 million

 - Expected incremental diluted EPS
   - 2002 - $0.02 to $0.03
   - 2003 - $0.20 to $0.25

Notes:
  Assumes transaction close date of 7/1/02
  Numbers based on U.S. GAAP
  Includes synergies

LABCORP - WELL POSITIONED FOR FUTURE REVENUE AND PROFIT GROWTH:

                                   LabCorp             Dynacare
                                --------------       ------------
Revenues*                        $2.2 billion        $238 million
Full-Service Labs                     20                  24
Esoteric Labs                          4                   2
Patient Service Centers              900                 302
Employees                         19,000               6,300
Tests Offered                      4,000               1,000

* 2001 Revenues Based on U.S. GAAP

 - Expanded laboratory operations
 - Enhanced high-value testing opportunities with added hospital business - approximately 20% of Dynacare revenues
 - Expanded opportunities to offer LabCorp's genomic and esoteric capabilities to new markets.

SYNERGY COMMITMENT:
-------------------
Synergy commitment - $45 million

Timing:
   - 2002 - $6 million
   - 2003 - $36 million
   - 2004 - $45 million

Sources:
   - Lab Capacity
   - Esoteric Sendouts
   - Supply Savings
   - Infrastructure Improvements

SYNERGY PLAN:
-------------

 - Rationalize national lab capacity
 - Redirect esoteric test sendouts to
    LabCorp's Centers of Excellence
 - Eliminate redundant infrastructure
 - Talented managers from both companies will participate in the integration process

VALUE DRIVERS:
--------------
LabCorp:
 - Proven strategy for growth
 - Pioneer in identifying and commercializing innovative technologies
 - National infrastructure connects large scale proficiency with wide scale technological expertise
 - Strong balance sheet

Industry:
 - New advances in scientific research will generate growth and demand for molecular testing
 - Aging population